EXHIBIT 99.1

SENOMYX ANNOUNCES THE EXTENSION OF ITS COLLABORATIVE RESEARCH, DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT WITH AJINOMOTO CO., INC.

SAN DIEGO, CA — March 24, 2009 — Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the food, beverage, and ingredient supply industries, announced today the extension of one of its discovery and development programs with Ajinomoto Co., Inc., which was originally established in March 2006.  The two companies will continue to work together on an exclusive basis on the discovery, development and commercialization of new flavor ingredients for use in the soup, sauce and culinary aids, noodles, and bouillon product categories in Asia.  This discovery and development program has been extended for one year with three consecutive options of one year each that could further extend the collaboration.  Under the terms of the extension, discovery and development funding paid by Ajinomoto to Senomyx will be at a higher level than for previous years.  In addition, Senomyx is entitled to specified payments upon the achievement of milestones and royalty payments based on sales of Ajinomoto products containing any flavor ingredients developed under the agreement.  This extension does not impact the companies’ activities with existing flavor ingredients covered by the collaborative agreement.

“Senomyx welcomes the opportunity to continue to work with Ajinomoto, a leading worldwide manufacturer of food and culinary products, to discover and commercialize new flavor ingredients,” said Kent Snyder, President and Chief Executive Officer of Senomyx.  “Ajinomoto is a Japan-based global company and we are pleased to extend our collaboration with them to take advantage of their leading position in the Asian market.”

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company using proprietary taste receptor technologies to discover and develop novel flavor ingredients in the savory, sweet, salt, bitter, and cooling areas.  Senomyx has entered into product discovery, development, and commercialization collaborations with seven of the world’s foremost food, beverage, and ingredient supply companies: Ajinomoto Co., Inc., Cadbury plc, Campbell Soup Company, The Coca-Cola Company, Firmenich SA, Nestlé SA, and Solae.  Nestlé is currently marketing products that contain one of Senomyx’s flavor ingredients.  For more information, please visit www.senomyx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Senomyx’s ability to identify and develop novel flavor ingredients that provide a sufficiently potent effect; the capabilities of Senomyx’s flavor ingredients, Senomyx’s ability, or Senomyx’s collaborators’ ability, to commercialize products incorporating Senomyx’s flavor ingredients in foods and culinary products; the duration of Senomyx’s collaborative, research, development, commercialization and license agreement with Ajinomoto and whether Ajinomoto will elect its option to extend the collaboration for any additional periods and Senomyx’s right to receive research fees, milestone payments and royalties under its agreements with its collaborators. Risks that contribute to the uncertain nature of the forward-looking statements include: Senomyx is dependent on its product discovery and development collaborators for all of Senomyx’s revenue; Senomyx is dependent on its current and any future product discovery and development collaborators to develop and commercialize any flavor ingredients Senomyx may discover; Senomyx may be unable to develop flavor ingredients useful for formulation into products; Senomyx or its collaborators may be unable to obtain and maintain the regulatory approval required for flavor ingredients to be incorporated into products that are sold; even if Senomyx or its collaborators receive a regulatory approval and incorporate Senomyx flavor ingredients into products, those products may never be commercially successful; and Senomyx’s ability to compete in the flavor ingredients market may decline if Senomyx does not adequately protect its proprietary technologies. These and other risks and uncertainties are described more fully in Senomyx’s most recently filed SEC documents, including its Annual Report on Form 10-K, under the headings “Risks Related to Our Business” and “Risks Related to Our Industry.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Senomyx undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:
Gwen Rosenberg
Senomyx, Inc.
Vice President, Investor Relations & Corporate Communications
(858) 646-8369
gwen.rosenberg@senomyx.com

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